Exhibit 10.10

Management Service Agreement

This Management Service Agreement (the “Agreement”) has been executed by and among the following parties on September 1, 2010 in Beijing, the People’s Republic of China (the “PRC”).

Party A: Beijing Bona International Cineplex Investment and Management Co., Ltd.

Legal Representative: Yu Dong

Address: No. 61-62, 18th Floor, Poly Building, No. 14, Dongzhimen South Avenue, Dongcheng District, Beijing

Party B: Beijing Bona Starlight Cineplex Management Co., Ltd.

Legal Representative: Yu Dong

Address: No. 1866, 18th Floor, Poly Building, No. 14, Dongzhimen South Avenue, Dongcheng District, Beijing

In the Agreement, Party A and Party B shall be referred to as the “Parties” collectively and a “Party” individually.

Whereas:

1.                 Party B is a limited liability company duly incorporated in accordance with PRC Law in Beijing in 2010, the business scope of which includes cineplex management(film exhibition excluded); organizing culture and art communication activities (performance excluded); undertaking exhibitions; investment management; producing, representing and releasing advertisements; economics information consultation, etc;

2.                 Party A owns the brand of “Bona”, as well as plenty of resources and experiences regarding cineplex management;

3.                 During the term of the Agreement, Party A intends to: (1) license Party B to use the brand of “Bona”; (2) provide Party B with cineplex management service by using its own resource; Party B demands and agrees to accept the service from Party A provided pursuant to the terms and conditions set forth in the Agreement.

Now, thereof, through mutual consultation, the Parties agree as follows:

1.                                     Brand Licensing and Service Supply

1.1                              Party A grants the movie theaters (currently existed and/or to be established) which are held by Party B and/or its subsidiaries (currently existed and /or to be established) (collectively “Movie Theaters of Party B”), to use the brand of “Bona” during the term of the Agreement;

1.2                              During the term of the Agreement, Party A shall provide Party B with the following services (hereinafter referred to as “Management Service”):

1.2.1                    to negotiate and consult with theater chains regarding joining (including amending or terminating the conditions for joining)  and execute the agreement for joining the theater chain (hereinafter referred to as the “Theater Chain Joining Agreement”) on behalf of Party B;

1.2.2                    to negotiate and consult with advertisers and execute the advertisement agreement (hereinafter referred to as “Advertisement Agreement”) on behalf of Party B;

1.2.3                    to manage and operate Movie Theaters of Party B.

1.3                               Party B agrees to nominate Party A as the exclusive service provider to provide Management Service, Party B shall not obtain any similar service from, whether directly or indirectly, or build up any similar cooperative relationship with any third party regarding Management Service.

1.4                               During the term when Party A is entrusted to provide Management Service, Party A shall provide Party B the operation plan and financial budget which shall be carried out upon the approval of Party B, and shall be subject to the performance examination from Party B.

2.                                      Service Fee and Payment

2.1                              Service Fee

As the consideration for the Management Service which is provided by Party A to the Movie Theaters of Party B, Party B shall pay service fee to Party A (hereinafter referred to as the “Service Fee”). The Service Fee includes:

2.1.1                    Shares from box office receipts. Party B agrees to pay certain amount to the theater chain in accordance with Theater Chain Joining Agreement as the theater chain share, and withhold 50% of the net box office receipts as its own revenue; the rest of the net box office receipts shall be paid to Party A as the Service Fee.

2.1.2                    Shares from Advertisements. Party B agrees to pay Party A 15% contract value of the Advertisement Agreements as Service Fee.

2.2                              Payment of Service Fee

2.2.1                   The Service Fee set forth in Article 2.1.1 shall be paid monthly by Party B, and the aforesaid Service Fee for each month shall be paid in the first ten [10] days of the following month;

2.2.2                   The Service Fee set forth in Article 2.1.2 shall be paid by Party B in ten [10] days following the receipt of the payment under the Advertisement Agreements.

2.3                              Party A shall draw an invoice to Party B immediately upon receipt of each Service Fee and sales tax.

2.4                              The Parties shall undertake their own tax respectively.

3.                                      Confidentiality

3.1                              The Parties acknowledge that any oral or written information exchanged between the Parties in connection with the execution and/or performance of the Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members, agencies or representatives hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of the Agreement. This Section shall survive the termination of the Agreement for any reason. Each Party is entitled to reject to give such written consent at its sole discretion, and it shall be deemed as rejection in case a party does not respond to the requirement from the other Party.

3.2                              The Parties agree that this Section 3 shall survive termination of the Agreement.

4.                                      Representations and Warranties

4.1                              Party A hereby represents and warrants as follows:

4.1.1                    Party A is a company legally incorporated and validly existing under the PRC laws.

4.1.2                    Party A has taken all necessary corporate actions, and obtained all necessary authorization for the execution of the Agreement.

4.2                              Party B hereby represents and warrants as follows:

4.2.1                    Party B is a company legally incorporated and validly existing under the PRC laws ..

4.2.2                    Party B has taken all necessary corporate actions, and obtained all necessary authorization for the execution of the Agreement.

5.                                      Effectiveness and Term

5.1                              The Agreement is executed on the date first written above and shall take effect as of such date.

5.2                              The term of the Agreement shall be one [1] year. Upon the expiration (including any expiration of extended term) of the Agreement, it can be extended by one [1] year automatically, however, in case any party notifies the other party in written that the Agreement shall not be extended at least 30 days before the expiration date (including any expiration of extended term) of the Agreement, the Agreement shall be terminated by the date the term expires.

6.                                      Governing Law and Resolution of Disputes

6.1                              The execution, effectiveness, construction, performance, amendment and termination of the Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

6.2                              In the event of any dispute with respect to the construction and performance of the Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.3                              Upon the occurrence of any disputes arising from the construction and performance of the Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to the Agreement shall continue to exercise their respective rights under the Agreement and perform their respective obligations under the Agreement.

6.4                              The Parties agree that this Section 6 shall survive termination of the Agreement.

7.                                      Notices

7.1                              All notices and other communications under or related to the Agreement sent by one party to the other shall be in written, and signed by the sending party or its authorized representative. The notices shall be delivered by facsimile transmission to the number set forth below in Section 7.2, or by commercial courier service or personal delivery to the address set forth below in Section 7.2, and list out the related party set forth below in Section 7.2 (or any other number, address or related party notified at times in accordance with this Section 7) as the receiver. The dates on which notices shall be deemed to have been effectively given by personal delivery, facsimile, or mail shall be determined as follows:

(1)                                Notices given by personal delivery, on the date of delivery;

(2)                                Notices given by facsimile, on the date of transmission;

(3)                                Notices given by courier service, on the 4th business day following the date of mailing.

Notwithstanding the foregoing, in case the personal delivery or facsimile transmission occurs after 6 pm of a business day, or on a non-business day, then such notices shall be deemed as effectively given at 9 of the next business day.

7.2                              For the purpose of notices, the addresses of the Parties are as follows:

Party A: Beijing Bona International Cinplex Investment and Management Ltd.

Address: No. 61-62, 18th Floor, Poly Building, No. 14, Dongzhimen South Avenue, Dongcheng District, Beijing

Facsimile:

Attention:

Party B: Beijing Bona Starlight Cinplex Management Ltd.

Address: No. 1866, 18th Floor, Poly Building, No. 14, Dongzhimen South Avenue, Dongcheng District, Beijing

Facsimile:

Attention:

7.3                              Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

8.                                      Integrity

The Agreement and any attachment of the Agreement shall constitute all the agreements concluded by the Parties with all the matters stipulated in the Agreement, and shall supersede any previous consultation, representation, and agreement about the matters which have been stipulated in the Agreement, whether in oral or in written.

9.                                      Assignment

Any Party may not assign any of its rights and/or obligations under the Agreement to any third party without the prior written consent of the other Party.

10.                               Severability

In the event that one or several of the provisions of the Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.                               Amendments and Supplements

Any amendments and supplements to the Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to the Agreement shall be an integral part of the Agreement and shall have the same legal validity as the Agreement.

12.                               Language and Counterparts

The Agreement is written and executed in Chinese in two copies, and each copy shall constitute an original copy once executed and delivered; however, such copies shall constitute the sole same document.

13.                               Successors

The Agreement shall be binding to the respective successors and permitted assignees of both Parties, and is concluded for the purpose of their benefits.

14.                               Waiver

Any Party could waive about the terms and conditions set forth in the Agreement, however, such waivers shall be in written and executed by the Party. Any waiver made by any Party to the breach of the other Party under some certain circumstances shall not be deemed as the waiver to any similar breach under other circumstances.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Management Service Agreement as of the date first written above.

Party A: Beijing Bona International Cineplex Investment and Management Co., Ltd.

By:	/s/ Yu Dong
Name: Yu Dong
Position:

Party B: Beijing Bona Starlight Cineplex Management Co., Ltd.

By:	/s/ Huang Wei
Name: Huang Wei
Position: